                                                              EXHIBIT 4 (C) (06)


                                 FIRST AMENDMENT
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT



         This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("First Amendment") is made as of this 10th day of December, 1999 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Company, Permitted Borrowers, Agent and the Banks entered into that Third Amended and Restated Credit Agreement dated as of June 15, 1999 (the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

         B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to make certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

         NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

         l. Section 1 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Attachment 2 marked "Selected Sections - Section 1", which Attachment 2 is marked (for the convenience of the parties), to show the changes from
                  Section 1 of the Credit Agreement.

         2. Sections 2.13 and 2.15 and of the Credit Agreement are hereby amended and restated in their entirety as set forth in Attachment 3 marked "Selected Sections - Sections 2.13 and 2.15", which Attachment 3 is marked (for the convenience of the parties), to show the changes from Sections 2.13 and 2.15 of the Credit Agreement.

         3. Section 7 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Attachment 4 marked "Selected Sections - Section 7", which Attachment

                  4 is marked (for the convenience of the parties), to show the changes from Section 7 of the Credit Agreement.

         4. Section 8 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Attachment 5 marked "Selected Sections - Section 8", which Attachment 5 is marked (for the convenience of the parties), to show the changes from
                  Section 8 of the Credit Agreement; provided, however, that the amendment in Section 8.11 of the Credit Agreement shall be given retroactive effect to July 1, 1998.

         5. In order to facilitate the Company's Permitted Senior Note Prepayment described in Section 1 of the Credit Agreement (as amended by this First Amendment), the Banks hereby waive, with respect to the Permitted Securitization to be consummated in connection with the Permitted Senior Note Prepayment, the requirement in the definition of Permitted Securitization that certain deliveries be made by the Company not less than ten Business Days prior to the date of the consummation of a Permitted Securitization; provided, however, that the Company shall make such deliveries as promptly as reasonably practicable and, in any event, not less than five Business Days prior to the consummation of such Permitted Securitization.

         6. Subject to the terms and conditions of this First Amendment, this First Amendment will confirm that (a) the Waiver (issued pursuant to the Waiver Letter dated as of October 20, 1999, as extended) continues in full force, except that the restriction on Permitted Repurchases set forth therein and the provisions concerning the expiration of such Waiver shall no longer apply and (b) for the avoidance of doubt, the Banks hereby consent to amendments to the Securitization Documents substantially in form and substance as the draft Amendment No. 3 to Security Agreement dated December 7, 1999 and draft Amendment No. 2 to Note Purchase Agreement dated December 6, 1999 previously distributed to the Agent and the Banks.

         7. Replacement Schedules 1.1 (Pricing Grid) and 6.15 (Litigation) to the Credit Agreement set forth on Attachments 1A and 1B shall replace in their entirety, existing Schedules 1.1 and
                  6.15 respectively to the Credit Agreement.

         8. This First Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company and the Permitted Borrowers, on or before December 10, 1999, of the following conditions:

                  (a) Agent shall have received counterpart originals of this First Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the requisite Banks, in form satisfactory to Agent and the Banks;

                  (b) Agent shall have received from the Company and each of the Permitted Borrowers a certification (i) that all necessary actions have been taken by such parties to authorize execution and delivery of this First Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the First Amendment;

                  (c) Agent shall have received, with a copy for each of the Banks, amendments to the Senior Debt Documents executed and delivered by the Company and the requisite holders of the Senior Debt, such amendments to be in form and substance satisfactory to the Agent and the Majority Banks; and

                  (d) Company shall have paid (directly, or through the Agent) to those Banks which have executed and delivered this First Amendment (subject to the terms and conditions hereof) on or before the close of business on December 10, 1999 an amendment fee in the amount of twenty (20) basis points on the aggregate commitment of each such Bank under the Revolving Credit as of the date of the First Amendment.

                  If the foregoing conditions have not been satisfied or waived on or before December 10, 1999, this First Amendment shall lapse and be of no further force and effect.

         9. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

         10. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         11. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

         12. This First Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

         13. Comerica Bank - Canada having been designated by Comerica Bank, in its capacity as swing line bank (and as a Bank) under the Credit Agreement to fund Comerica Bank's advances in $C pursuant to Section 11.12 of the Credit Agreement, has executed this First Amendment to evidence its approval of the terms and conditions thereof.

         14. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.
                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              CREDIT ACCEPTANCE CORPORATION
 as Agent


By:   /S/ Scottie S. Knight                 By:  /S/ Douglas W. Busk
   --------------------------------            ---------------------------------

Its: Vice President                         Its: Treasurer
   --------------------------------            ---------------------------------
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Michael P. Stapleton


COMERICA BANK - CANADA                      CREDIT ACCEPTANCE CORPORATION
                                            UK LIMITED


By:  /S/ Philip Buxton                      By:/S/ Douglas W. Busk
   --------------------------------            ---------------------------------

Its:/S/ Managing Director                   Its: Treasurer
   --------------------------------            ---------------------------------
        And Chief Executive Officer

                                            CAC OF CANADA LIMITED


                                            By: /S/ Douglas W. Busk
                                               ---------------------------------

                                            Its: Treasurer
                                                          ----------------------

                                            CREDIT ACCEPTANCE CORPORATION
                                            IRELAND LIMITED


                                            By: /S/ Douglas W. Busk
                                                --------------------------------

                                            Its: Treasurer
                                                          ----------------------

BANKS:                            COMERICA BANK


                                  By:  /S/ Scottie S. Knight
                                     -------------------------------------------

                                  Its: Vice President
                                                     ---------------------------

                                  LASALLE BANK NATIONAL ASSOCIATION


                                  By:  /S/ Lisa Man
                                     -------------------------------------------

                                  Its: Assistant Vice President
                                       -----------------------------------------


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:  /S/ Michael A Cameli
                                     -------------------------------------------

                                  Its: Vice President
                                       -----------------------------------------

                                  NATIONAL CITY BANK OF MINNEAPOLIS


                                  By:  /S/ Steven Berglund
                                     -------------------------------------------

                                  Its: Assistant Vice President
                                       -----------------------------------------

                                  BANK OF AMERICA, N.A.


                                  By:  /S/ Elizabeth Kurilecz
                                     -------------------------------------------

                                  Its: Managing Director
                                       -----------------------------------------


                                                              Signature Page For
                                                             CAC First Amendment

                                  THE BANK OF NOVA SCOTIA


                                   By:  /S/ F.C.H. Ashby
                                     -------------------------------------------

                                   Its: Senior Manager Loan Operations
                                       -----------------------------------------

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By:  /S/ Robert C Nagel
                                     -------------------------------------------

                                   Its: Vice President
                                       -----------------------------------------












                                                              Signature Page For
                                                             CAC First Amendment

                                  ATTACHMENT 1

                    "REPLACEMENT SCHEDULE 1.1 - Pricing Grid"

                                  Attachment 1


                                 SCHEDULE 1.1*/

                                 PRICING MATRIX

---------------------------------------------------------------------------------------------------------------------------

                                               THE APPLICABLE MARGIN FOR               APPLICABLE FEE PERCENTAGE FOR
---------------------------------------------------------------------------------------------------------------------------
 NOTWITHSTANDING   ADVANCES AT THE      ADVANCES OF THE        ADVANCES OF        REVOLVING         LETTER OF CREDIT
  THE COMPANY'S    PRIME-BASED RATE     REVOLVING CREDIT     THE TERM LOAN      CREDIT FACILITY          FEE
   RATING LEVEL:       SHALL BE          CARRIED AT THE       CARRIED AT THE         FEE
                                          EUROCURRENCY-       EUROCURRENCY-
                                        BASED RATE SHALL     BASED RATE SHALL
                                              BE                    BE
---------------------------------------------------------------------------------------------------------------------------
                         0%                  1.40%                 2.00%            .6000%               1.525%
                                                                                                  (inclusive of facing fee)
---------------------------------------------------------------------------------------------------------------------------
 APPLICABLE FEE                                 If Utilization is <  50% of RCMA,**/ 0%
 PERCENTAGE FOR
 UTILIZATION FEE                                   If Utilization is > 50%, 0.25%
                                                                    ---
---------------------------------------------------------------------------------------------------------------------------



------------------------------------
     */ All terms as defined in the Agreement.

     **/ "RCMA" shall mean the Revolving Credit Maximum Amount as determined hereunder, or, in the event the Company has elected to convert the outstandings under the Revolving Credit to a Term Loan pursuant to Section 4.1, "RCMA" shall mean the Revolving Credit Maximum Amount as in effect immediately prior to such conversion. All other capitalized terms shall be defined as in the Agreement.

                                  ATTACHMENT 2

                        "SELECTED SECTIONS -- Section 1"

         1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company and/or any Permitted Borrower) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Banks under Section
2.1 or 4.1 of this Agreement, as the case may be, or requested by the Company or by a Permitted Borrower and made by the Swing Line Bank under Section 2.5 hereof (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5(c) or 4.4 hereof) and any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Quoted Rate Advance, a Prime-based Advance and a Swing Line Advance.

         "Advances to Dealers" shall mean, as of any applicable date of determination, the Dollar Amount of advances in respect of Installment Contracts, as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that Advances to Dealers shall not include (a) any such advances (and the related Installment Contracts) transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the company under GAAP), unless and until such advances (and the related installment contracts) are reassigned to the Company or a subsidiary of the Company or such encumbrances are discharged or (b) Charged-Off Advances, to the extent that such Charged-Off Advances exceed the portion of the Company's allowance for credit losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time. For purposes of this definition, "Charged-Off Advances" shall mean those Advances to Dealers which the Company or any of its Subsidiaries has determined, based on the application of a static pool analysis or otherwise, are completely or partially impaired, to the extent of such impairment.

         "Affiliate" shall mean, at any time, a Person (other than a Subsidiary)
(a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company; (b) that beneficially owns or holds five percent (5%) or more of any class of the voting stock of the Company; (c) five percent (5%) or more of the voting stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary; in each case, at such time. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Comerica Bank, a Michigan banking corporation, or any successor appointed in accordance with Section 12.4 hereof.

         "Agent's Correspondent" shall mean:

                  (a) for Advances in Sterling, Midland Bank plc., London, Great Britain;

                  (b) for Advances in C$, Comerica Bank - Canada, Agent's Canadian Affiliate, or such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Lenders;

                  (c) for Advances in Irish Punts, Ulster Bank Limited, Ireland; and

                  (d) for Advances in Eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States);

or at such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Banks.

         "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

         "Aggregate Commitment" shall mean the Revolving Credit Maximum Amount, as in effect from time to time.

         "Aggregate Sublimit" shall mean, as of any applicable date of determination, that amount equal to twenty percent (20%), of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Sections 2.13(b) and 2.14(b) hereof, (and giving effect to any changes in net worth shown in the applicable financial statements on the required date of delivery thereof).

         "Allowances for Credit Losses" shall mean those allowances or reserves established by Company or its Subsidiaries in arriving at installment contracts receivable, net or Leased Vehicles, as the case may be, on its Consolidated balance sheets, as specifically identified in such financial statements or as disclosed in the footnotes thereto; provided that Allowances for Credit Losses shall not include allowances or reserves attributable to retail installment contracts or leases which are not at such time "Installment Contracts" or "Leases," as the case may be, due to the proviso in the definition of such terms in this Agreement.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Alternative Currency" shall mean British Pounds Sterling ("Sterling"), Canadian Dollars ("C$"), Irish Punts ("Irish Punts"), and, subject to the prior written approval of Agent and each of the Banks and to the terms and conditions of this Agreement, such other freely convertible foreign currencies including (subject to the terms hereof) the "Euro", as requested by the Company or a Permitted Borrower and acceptable to Agent and the Banks, in their reasonable discretion. Any reference to a National Currency Unit of a Participating Member State in this definition of "Alternative Currency" shall be deemed to also include a reference to the Euro Unit.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate, the Prime-based Rate or, with respect to Swing Line Advances, the Quoted Rate, as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Applicable Sublimit" shall mean the Canadian Sublimit, the Irish Sublimit or the Aggregate Sublimit, as the context may require.

         "Assignment Agreement" shall have the meaning ascribed to such term in
Section 13.8(c) hereof.

         "Back-End Dealer Agreement(s)" shall mean Dealer Agreements referred to in clause (i) of the definition of Dealer Agreements.

         "Banks" shall mean the Banks signatory hereto (including the New Banks) and any assignee which becomes a Bank pursuant to Section 13.8(c) hereof.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London (except with respect to any Prime-based Advances), and New York and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available and, if the applicable Business Day relates to the borrowing or payment of a

Eurocurrency-based Advance denominated in Euros, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Advance are to be made which is a Trans-European Business Day.

         "CAC Canada" is defined in the Preamble.

         "CAC Ireland" is defined in the Preamble.

         "CAC Leasing" shall mean CAC Leasing, Inc., a Michigan corporation and a wholly-owned Subsidiary of Company.

         "CAC Life" shall mean Credit Acceptance Corporation Life Insurance Company, an Arizona corporation and a wholly-owned Subsidiary of Company.

         "CAC UK" is defined in the Preamble.

         "Canadian BA Rate" shall mean, with respect to the relevant Advance of C$ to CAC Canada, the rate per annum quoted by Agent's Correspondent as the Agent's bid rate for C$ bankers' acceptances having a comparable face value as the amount of such Advance and a tenor identical to the applicable Eurocurrency-Interest Period as of 10:00 a.m. (Toronto time) on the first day of such Interest Period.

         "Canadian BA Period" shall mean, for Advances of C$ to CAC Canada, an interest Period of 30 days, 60 days, 90 days or with the consent of the Agent 180 days.

         "Canadian Prime Rate" shall mean, for any day, the per annum rate of interest in effect for such day as announced from time to time by the Agent's Canadian Affiliate in Toronto, Ontario as its "prime rate." (The "prime rate" is a rate set by such Canadian Affiliate based upon various factors including such Canadian Affiliate's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate by such Canadian Affiliate shall take effect at the opening of business on such day.

         "Canadian Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of
(i) the Canadian Prime Rate and (ii) an interest rate per annum equal to the Canadian BA Rate in effect on such day, plus one percent (1%).

         "Canadian Sublimit" shall mean, as of any applicable date of determination, that amount equal to the lesser of

                     (a) five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Section 2.14(b) hereof, (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); and

                     (b) the Aggregate Sublimit minus the sum of the aggregate principal amount of Advances outstanding to the Permitted Borrowers, including CAC Canada, (after giving effect to any such Advances being requested by any Permitted Borrower, including CAC Canada, on such date, using the Current Dollar Equivalent of any such Advances outstanding or requested in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit issued for the account of the Permitted Borrowers (including CAC Canada) which shall be outstanding as of the date of such requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued for the account of such Permitted Borrowers (determined as aforesaid) and the aggregate amount of all drawings made under any Letter of Credit for which the Agent has not received full reimbursement from such Permitted Borrowers (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency).

         "Capital Assets" shall mean all assets of a Person other than intangible assets (so classified in accordance with GAAP), inventories, accounts receivable and Investments in and securities of any other Person.

         "Cleanup Call(s)" shall mean

                     (a) in the case of an optional cleanup call, a cleanup call to be exercised at the option of the Company or a Special Purpose Subsidiary under the terms of the applicable Permitted Securitization (provided that, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing when such option is exercised), in an amount not in excess of (i) Fifteen Percent
         (15%) of the initial amount received by the Company or a Special Purpose Subsidiary pursuant to such Permitted Securitization (before fees and other deductions), it being understood that, for purposes of clause (a)(i) of this definition, each tranche of a multi-tranche Permitted Securitization shall be considered a separate Permitted Securitization or (ii) in the case of any Securitization Transaction structured on a revolving basis, fifteen percent (15%) of the maximum aggregate availability at any time to Company or a Special Purpose Subsidiary, and (b) in the case of a mandatory cleanup call, a mandatory cleanup call to be exercised at the option of the investors under the terms of the applicable Permitted Securitization, in an amount not in excess of (i) Two and One-Half Percent (2 1/2%) of the aggregate amount received by the Company or a Special Purpose Subsidiary pursuant to the Permitted Securitization to which such mandatory cleanup call relates (before fees and other deductions), it being understood that, for purposes of clause (b)(i) of this definition, all tranches of a multi-tranche Permitted Securitization shall be considered one Permitted Securitization or (ii) in the case of any Securitization Transaction structured on a revolving basis, Two and One-Half Percent (2 1/2%) of the maximum aggregate availability at any time to Company or a Special Purpose Subsidiary, in either case, such Cleanup Call being accompanied by the repurchase of or release of encumbrances on Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles), as the case may be, previously transferred or encumbered pursuant to such Permitted Securitization in at least the amount of such cleanup call.

         "Closing Fee" shall mean the closing fee payable by Company to Agent, for distribution to the Banks, in the amounts previously agreed to between Agent and each of the Banks.

         "Collateral" shall mean (x) all right, title and interest of each of the Company and each of its Significant Domestic Subsidiaries in, to and under its accounts, inventory, machinery, equipment, contract rights, chattel paper, general intangibles, including without limitation Advances to Dealers, Leased Vehicles, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), Installment Contracts, Leases and related financial property (such Dealer Agreements, Advances to Dealers and the Installment Contracts, Leases, accounts, contract rights, chattel paper and general intangibles relating to such Dealer Agreements, Advances to Dealers and Leased Vehicles, being subject to the rights, if any, of Dealers under Dealer Agreements), and computer records and software relating thereto, whether now owned or hereafter acquired by such Person, (y) one hundred percent (100%) of the share capital of each Significant Domestic Subsidiary of the Company (whether direct or indirect) and (z) not less than sixty-five percent (65%) of the share capital of CAC UK, and all proceeds and products of the foregoing.

         "Collateral Documents" shall mean that certain Security Agreement and that certain English Share Charge, each dated as of December 15, 1998 and executed and delivered by Company in favor of the Agent, as Collateral Agent pursuant to the Intercreditor Agreement, and encumbering the property described therein, and all other security documents (including, without limitation, financing statements, stock powers, acknowledgments, registrations, joinders and the like) executed by the Company or any of its Subsidiaries and delivered to the Agent, as Collateral Agent (as aforesaid), as of the date thereof or, from time to time, subsequent thereto in connection with such security documents, this Agreement or the other Loan Documents, as such security documents may be in each case amended (subject to the Intercreditor Agreement) from time to time.

         "Company" is defined in the Preamble.

         "Company Guaranty" shall mean that certain amended and restated guaranty of all of the Indebtedness outstanding from the Permitted Borrowers hereunder, executed and delivered by the Company to the Agent, on behalf of the Banks, in connection with the Prior Credit Agreement, as amended from time to time.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP applied on a consistent basis and consistent with the financial statements as at and for the fiscal year ended December 31, 1998.

         "Consolidated Current Debt" shall mean, as of any applicable date of determination, all Current Debt of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP as of such date.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) Operating Rentals payable by the Company and its Subsidiaries in respect of such period under Operating Leases, determined after eliminating intercompany transactions among the Company and its Subsidiaries.

         "Consolidated Income Available for Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Net Income, plus (b) the aggregate amount of income taxes, depreciation, amortization (including the amortization of any excess servicing asset) and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), determined on a Consolidated basis for such Persons in accordance with GAAP, plus (c) for the next succeeding four fiscal quarters of the Company (commencing with the fiscal quarter ending september 30, 1999), the after-tax effect of the non-cash charge in the amount of $47,300,000 taken by the Company in its financial statements for its fiscal quarter ending September 30, 1999 relating to the accounting adjustment to its reserves against advances resulting from the downward revision in the Company's collection forecasts.

         "Consolidated Interest Expense" shall mean, for any period, the amount of interest charged or chargeable to the Consolidated Statement of Operations of Company and its Subsidiaries in respect of such period, as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, net earnings (or loss) after income taxes of Company and its Subsidiaries, determined on a Consolidated basis for such Persons, as defined according to GAAP, but excluding:

         (a) net earnings (or loss) of any Subsidiary accrued prior to the date it became a Subsidiary;

         (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;

         (c) any extraordinary or non-recurring gains or losses (including, without limitation, any gain on sale generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period); and any interest income generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period;

         (d) any gain arising from any reappraisal or write-up of assets;

         (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary, provided that the net earnings of CAC Life that are unavailable (due to regulatory requirements applicable to CAC Life) for the payment of dividends to the Company may be included in the determination of Consolidated Net Income, to the extent that such unavailable net earnings do not exceed five percent (5%) of Consolidated Net Income (determined without giving effect to this proviso), and provided, further that so long as the net earnings of CAC Life shall be included in Consolidated Net Income pursuant to the preceding proviso, CAC Life shall not have outstanding any debt, regardless of whether any other Subsidiary may be permitted to have debt outstanding at such time by reason of a waiver of or an amendment to this Agreement;

         (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

         (g) except as set forth herein, any earnings of any Person acquired by Company or any Subsidiary through the purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of the assets of which have been acquired by Company or any Subsidiary, for any period prior to the date of acquisition;

         (h) net earnings of any Person (other than a Subsidiary) in which Company or any Subsidiary shall have an ownership interest unless such net earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; and

         (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve

                      (i) was made during such period out of income accrued during such period,

                     (ii) was made in connection with the Company's program of financing Installment Contracts or Leases

                          (A) to provide for warranty claims for which the
                      Company may be responsible, or

                          (B) to cover credit losses in connection with Advances
                      to Dealers, Installment Contracts, Leased Vehicles or Leases, or

                     (iii) is required by applicable law with respect to reserve for claims related to the operation of CAC Life,

provided that the aggregate restoration to income during any period from reserves described in clause (ii) and clause (iii) above shall not exceed ten percent (10%) of Consolidated Net Income for such period, prior to giving effect to such restoration.

         "Consolidated Senior Funded Debt" shall mean, as of any applicable date of determination, the aggregate amount of Funded Debt of the Company and its Subsidiaries, other than Subordinated Funded Debt, determined on a Consolidated basis according to GAAP as of such date.

         "Consolidated Subordinated Funded Debt" shall mean, as of any applicable date of determination, the aggregate amount of Subordinated Funded Debt of the Company and its Subsidiaries, determined on a Consolidated basis according to GAAP as of such date.

         "Consolidated Tangible Net Worth" shall mean the total preferred shareholders' investment and common shareholders' investment (common stock, paid in capital and retained earnings) as computed under GAAP, less assets properly classified as intangible assets according to GAAP, but excluding from the determination thereof, without duplication, (a) any excess servicing asset resulting from the transfer, pursuant to a Permitted Securitization, of Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) and (b) the equity interest in any Special Purpose Subsidiary, to the extent such equity interest is included in the determination of the total preferred shareholders' investment and common shareholders' investment (common stock, paid in capital and retained earnings) of the Company and its Subsidiaries computed in accordance with GAAP.

         "Consolidated Total Assets" shall mean the Consolidated total assets of Company and its Subsidiaries as determined according to GAAP, but excluding from the determination thereof, without duplication, (a) any excess servicing asset resulting from the transfer, pursuant to a Permitted Securitization, of Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Advances to Dealers) and (b) the equity interest in any Special Purpose Subsidiary, to the extent such equity interest is included in the determination of the Consolidated Total Assets of the Company and its Subsidiaries computed in accordance with GAAP.

         "Consolidated Total Debt" shall mean, as of any applicable date of determination, the aggregate amount of Funded Debt and Current Debt of the Company and its Subsidiaries, determined on a Consolidated basis according to GAAP as of such date.

         "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, in substantially the form attached to this Agreement as Exhibit H and certified by the chief financial officer of the Company pursuant to Section 7.3(c) hereof, as to whether the Company and its Subsidiaries are in compliance with the financial covenants contained in Sections 7.4 through 7.9, inclusive, of this Agreement, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder, and certifying that no Default or Event of Default has occurred and is continuing.

         "Current Debt" shall mean, with respect to any Person (as of any applicable date of determination), all Debt of such Person, other than Funded Debt, determined as of such date according to GAAP.

         "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance or Letter of Credit in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative Currency equivalents of Advances or Letters of Credit in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dealer(s)" shall mean a Person engaged in the business of the retail sale or lease of new or used motor vehicles, including both businesses exclusively selling or leasing used motor vehicles and businesses principally selling or leasing new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of Company.

         "Dealer Agreement(s)" shall mean the sales and/or servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Installment Contracts or Leases for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make advances to such Dealers included in Advances to Dealers or Leased Vehicles and (ii) accepts outright assignments of Installments Contracts or Leases from Dealers or funds Installments Contracts or Leases originated by such Dealer in the name of Company or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.

         "Debt" shall mean, with respect to any Person, without duplication, (a) its liabilities for borrowed money (whether or not evidenced by a security), (b) any liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (c) its liabilities consisting of Capital Lease Obligations, (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight and eighty-seven one-hundredths percent (8.87%) per annum, and (e) its guaranties of any liabilities of another Person constituting liabilities of a type set forth above; provided however that dealer holdbacks shall not be considered Debt of the Company or its Subsidiaries; and provided further that, solely for purposes of Section 8.5 hereof, "Debt" shall also include reimbursement obligations (contingent or otherwise) in respect of letters of credit, obligations in respect of bankers acceptances, and payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements) and currency swaps and hedges and similar agreements.

         "Debt Rating" shall mean the debt rating of Company's long-term non-credit enhanced senior debt by Fitch.

         "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "Dollar Amount" shall mean (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any other Alternative Currency or an amount denominated in such Alternative Currency, the amount of Dollars that may be purchased with such amount of Alternative Currency in the interbank foreign exchange market, at the most favorable spot rate of exchange (including all related costs of conversion) applicable to the relevant transaction determined by the Agent to be available to it at or about 11:00 a.m. Detroit time (i) on the date on which such calculation would be necessary for the delivery of Dollars on the applicable date contemplated in this Agreement or (ii) for interest rate setting purposes only, on the date which is two Business Days prior to the commencement of an Interest Period (or such other number of days as shall be reasonably deemed necessary by Agent, for purposes of this Agreement). Alternative Currency amounts of Advances or Letters of Credit made, issued, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         "Domestic Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Company and the Permitted Borrowers hereunder, executed and delivered (or to be executed and delivered) by each of the Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-2, as amended from time to time.

         "Domestic Subsidiaries" shall mean those Subsidiaries of the Company incorporated under the laws of the United States of America, or any state thereof.

         "Effective Date" shall mean the date on which the conditions precedent to the effectiveness of this Agreement set forth in Sections 5.1 through 5.9 shall have been satisfied, amended or waived.

         "EMU" shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation" shall mean legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "Equity Offering" shall mean the issuance and sale for cash, on or after the Effective Date by Company or any of its Subsidiaries of additional capital stock or other equity interests, other than upon the exercise of employee and dealer stock options pursuant to stock option plans maintained or offered by the Company or its Subsidiaries in the ordinary course of business and not in anticipation of any sale of capital stock or equity interests to the general public.

         "Equity Offering Adjustment" shall mean that amount to be added to the minimum Consolidated Tangible Net Worth required to be maintained under Section
7.7 hereof consisting of an amount equal to one hundred percent (100%) of each Equity Offering conducted by the Company or any of its subsidiaries, net of related costs of issuance payable to third parties, on and after July 1, 1998, on a cumulative basis.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code, and any Domestic Subsidiary.

         "Euro" or "Euro Unit" shall mean the currency unit of the euro as defined in the EMU Legislation.

         "Eurocurrency-based Advance" shall mean any Advance (including a Swing Line Advance) which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin (subject, if applicable, to adjustment under Section 11.11 hereof), plus

                     (b)(i) in the case of any Eurocurrency-based Advance other than an Advance of C$ to CAC Canada described in clause (b)(ii) below, the quotient of:

                     (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the relevant eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days (or, in the case of a Eurocurrency-based Advance in Euros, on such other date as is customary in the relevant offshore interbank market) prior to the first day of such Eurocurrency-Interest Period, divided by

                     (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `eurocurrency liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%; or

         (b)(ii) in the case of any Advances of C$ to CAC Canada, the greater of the Eurocurrency-based Rate determined in the manner set forth in clause (A) above and the Canadian BA Rate.

         "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances carried at the Eurocurrency-based Rate, an interest period of seven days, one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line Bank), (b) for Eurocurrency-based Advances of C$ to CAC Canada, a Canadian BA Rate Period and (c) for all other Eurocurrency-based Advances, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by Agent and the Banks), in each case as selected by Company or such Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, 2.5, or
4.4 hereof, as the case may be.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Permitted Borrowers and the Banks and
(b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean any of the events specified in Section
9.1 hereof.

         "Existing Letter of Credit" shall mean a letter of credit issued under the Prior Credit Agreement which is outstanding on the effective date hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Agent's Fees, the Revolving Credit Facility Fee, the Utilization Fee and the Letter of Credit Fees.

         "Fitch" shall mean Fitch Investor Services, Inc. or its successors.

         "Fixed Charge Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to (b) Consolidated Fixed Charges for such period.

         "Floor Plan Receivables" shall mean, as of any applicable date of determination, the aggregate amount outstanding from Dealers pursuant to financing extended to such Dealers by

Company or any of its Subsidiaries for used motor vehicle inventories, such financing to be secured by the related motor vehicle inventories and any future cash collections owed by Company or its Subsidiaries to the Dealer under the applicable Dealer Agreement in respect of outstanding Advances to Dealers (and the related Installment Contracts) or Leased Vehicles (and the related Leases)

         "Foreign Guaranty" shall mean that certain guaranty under the Prior Credit Agreement of all Indebtedness outstanding from the Permitted Borrowers hereunder, executed and delivered (or to be executed and delivered by joinder) by each of the Significant Foreign Subsidiaries, as amended from time to time.

         "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than its Domestic Subsidiaries.

         "Funded Debt" shall mean, with respect to any Person (as of any applicable date of determination), all Debt of a Person which matures, or which at the election of such Person may mature, more than one (1) year after the date as of which such computation was made, determined as of such date according to GAAP.

         "Funding Conditions" shall mean those conditions required to be satisfied prior to or concurrently with the funding of any Future Debt, as follows:

         (a) within a period of one hundred eighty (180) days prior to the date any such Debt is incurred, Company shall have provided to the Agent and the Banks a Consolidated plan and financial projections meeting the requirements therefor as set forth in Section 7.3(h) of this Agreement;

         (b) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing;

         (c) if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks; and

         (d)         concurrently with the incurring of such additional Debt,
                     (i) the proceeds of such Debt, net of third party expenses incurred by the Company in connection with the issuance of such Debt, shall be applied to reduce the principal balance outstanding under the Senior Debt or the Future Debt or
                     (ii) the principal balance outstanding under the Revolving Credit (to the extent then outstanding, and including the aggregate amount of drawings made under any Letter of Credit and the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment) shall be reduced by the amount of Debt so incurred, net of third party expenses incurred by Company in connection with the issuance of such Debt, subject to the right to reborrow in accordance with this Agreement; provided, however, that to the extent that, on the date any reduction of the principal balance outstanding under the Revolving Credit shall be required under this clause (d), the Indebtedness under the Revolving Credit is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may, after prepaying that portion of the Indebtedness then carried at the Prime-based Rate, deposit the amount of such required principal reductions in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks and, subject to the terms and conditions of such cash collateral account, sums on deposit therein shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the applicable Eurocurrency-based Advances of the Revolving Credit (subject to the right to reborrow, as aforesaid).

         "Future Debt" shall mean (i) Debt evidenced by Medium Term Notes and
(ii) Debt evidenced by Long Term Notes; provided that the aggregate principal amount of all such Debt incurred from and after the date hereof shall not exceed Three Hundred Million Dollars ($300,000,000); and provided further that, at the time any such Debt is incurred, the Funding Conditions have been satisfied.

         For the purposes of this definition of "Future Debt",

                     "(x) `Long Term Notes' shall mean unsecured or, subject to the terms hereof, secured promissory notes to be issued by the Company (other than Debt evidenced by Medium Term Notes) issued as part of a private placement or carrying a public debt rating by a Rating Agency and which Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of at least 24 months) and with no call option or other provision for mandatory early repayment except for acceleration on default or following a change in control; and

                     "(y) `Medium Term Notes' shall mean unsecured or, subject to the terms hereof, secured promissory notes to be issued by the Company pursuant to the registration statement to be filed with the Securities and Exchange Commission and carrying a public debt rating by a Rating Agency, with maturities of not less than two (2) or more than ten (10) years from the date of issuance, with amortization schedules not greater than level amortization to maturity and with no call option or other provision for mandatory early repayment except for acceleration on default or following a change in control; provided, however, that notes in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) may be issued with maturities less than two (2) years or greater than ten (10) years and/or with a call option or other provision for mandatory early repayment, so long as such notes otherwise comply with the other limitations contained herein.

         "Future Debt Documents" shall mean the promissory note(s), guaranty(ies), agreement(s) or other documents, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) Future Debt, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof, consistently applied.

         "Gross Advances to Dealers" shall mean, as of any applicable date of determination, the Dollar Amount of Advances to Dealers, plus any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered, plus Charged-off Advances (as defined in the definition of Advances to Dealers) to the extent such Charged-off Advances exceed the amount of such reserves.

         "Gross Current Leased Vehicles" shall mean, as of any applicable date of determination, the aggregate amount of Gross Leased Vehicles, less the amount of Leased Vehicles in respect of which the underlying Leases are classified as being on "non-accrual" in the financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Gross Current Installment Contract Receivables" shall mean, as of any applicable date of determination, the aggregate amount of Gross Installment Contract Receivables, less the amount of such receivables which are classified as being on "non-accrual" in the financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Gross Dealer Holdbacks" shall mean the aggregate amount, as of any applicable date of determination, of dealer holdbacks under dealer agreements relating to installment contracts utilized in arriving at Dealer holdbacks, net on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto; provided that Gross Dealer Holdbacks shall not include the amount of dealer holdbacks attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         "Gross Leased Vehicles " shall mean, as of any applicable date of determination, the Dollar Amount of Leased Vehicles, plus any reserves established by the Company as an allowance for credit losses related to such Leased Vehicles not expected to be recovered, plus Charged-Off Advances (as defined in the definition of Leased Vehicles) to the extent such Charged-Off Advances exceed the amount of such reserves; provided that Gross Leased Vehicles shall not include the dollar amount of Leased Vehicles attributable to leases which are not at such time "Leases" due to the proviso in the definition of such term in this Agreement.

         "Gross Installment Contract Receivables" shall mean, as of any applicable date of determination, the aggregate amount of Installment Contract receivables utilized in arriving at installment contract receivables, net on the Consolidated balance sheet of the Company and its Subsidiaries, as determined in the footnotes thereto; provided that Gross Installment Contract Receivables shall not include receivables attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         "Guaranties" shall mean the Company Guaranty, the Domestic Guaranty and the Foreign Guaranty.

         "Guarantor(s)" shall mean each Significant Subsidiary which is required by the Banks to guarantee the obligations of the Company and/or the Permitted Borrowers hereunder and under the other Loan Documents.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about the Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called "superfund" or "superlien" law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. For the purposes of this definition "Material Property" shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of the Subsidiaries which is material to the operations of the Company and the Subsidiaries, taken as a whole.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Loan Documents, whether evidenced by the Notes, the Guaranties, Letter of Credit Agreements or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, or any of the Permitted Borrowers to, or acquired by, the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

         "Installment Contract(s)" shall mean retail installment contracts for the sale of new or used motor vehicles assigned outright by Dealers to Company or a Subsidiary of Company or written by Dealers in the name of the Company or a Subsidiary of the Company (and funded by Company or such Subsidiary) or assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing, and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Subsidiary transfers or encumbers its interest in any Installment Contracts (or any Advances to Dealers related thereto) pursuant to a Permitted Securitization, such Installment Contracts shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement (reducing the amount of Advances to Dealers by the outstanding amount of such advances, if any, attributable to such Installment Contracts) unless and until such installment contracts are reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement executed and delivered as of December 15, 1998 by and among the Banks, the Noteholders and the Agent, as Collateral Agent thereunder, and acknowledged and accepted by the Company and the Permitted Borrowers, as amended from time to time.

         "Interest Period" shall mean

                     (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 or hereof, as the case may be, and

                     (b) with respect to a Swing Line Advance, a period of one
         (1) to thirty (30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to Section 2.5(c),

provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the maturity date set forth in the Note to which such Interest Period is to apply.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, in respect of any Person, any loan, advance, extension of credit, guaranty or contribution of capital or any investment in, or purchase or other acquisition of, stocks, notes, debentures or other securities of such Person.

         "Irish Sublimit" shall mean, as of any applicable date of determination, that amount equal to the lesser of

                     (a) five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Section 2.14(b) hereof, (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); and

                     (b) the Aggregate Sublimit minus the sum of the aggregate principal amount of Advances outstanding to the Permitted Borrowers, including CAC Ireland, (after giving effect to any such Advances being requested by any Permitted Borrower, including CAC Ireland, on such date, using the Current Dollar Equivalent of any such Advances outstanding or requested in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit issued for the account of the Permitted Borrowers (including CAC Ireland) which shall be outstanding as of the date of such requested Advance (based on the Dollar Amount of the undrawn portion of any such Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any such Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid) and the aggregate amount of all drawings for the account of such Permitted Borrowers made under any Letter of Credit for which the Agent has not received full reimbursement from such Permitted Borrowers (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency).

         "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48275 or such other office as Agent shall designate as its Issuing Office.

         "ITA" shall mean the Income Tax Act (Canada) as the same may, from time to time be in effect.

         "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Domestic Guaranty and to the form of the Foreign Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.22 of this Agreement.

         "Leased Vehicles" shall mean, as of any applicable date of determination, the Dollar Amount of advances in respect of Leases, as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP or, if specifically identified, elsewhere in such financial statements, net of depreciation on the motor vehicles which are covered by Leases with respect to which such Leased Vehicles are attributable (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an Allowance for Credit Losses related to such advances not expected to be recovered), provided that Leased Vehicles shall not include (a) the amount of any such advances attributable to any Leases transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP)unless and until such advances (and the related Leases) are reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged or (b) Charged-Off Advances, to the extent that such Charged-Off Advances (i) exceed the portion of the Company's Allowance for Credit Losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time or if specifically identified, elsewhere in such financial statements and (ii) have not already been eliminated in the determination of Leased Vehicles. For purposes of this definition, "Charged-off Advances" shall mean those Leased Vehicles which the Company or any of its Subsidiaries has determined, based on the application of a static pool or comparable analysis or otherwise, are completely or partially impaired, to the extent of such impairment.

         "Lease(s)" shall mean the retail agreements for the lease of motor vehicles assigned outright by Dealers to Company or a Subsidiary of Company or written by a Dealer in the name of the Company or a Subsidiary of Company (and funded by Company or such Subsidiary) or assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Subsidiary transfers or encumbers its interest in any Leases pursuant to a Permitted Securitization, such Leases shall, from and after the date of such transfer or encumbrance, cease to be considered Leases under this Agreement (reducing the amount of Leased Vehicles by the outstanding amount of Leased Vehicles attributable to such Leases) unless and until such Leases are reassigned to Company or a Subsidiary of the Company or such encumbrances have been discharged.

         "Lenders" shall mean the Banks, the Noteholders and the Future Debt Holders (as defined in the Intercreditor Agreement).

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Ten Million Dollars ($10,000,000); or (b) the Revolving Credit Maximum Amount as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Notes.

         "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party or Account Parties under this Agreement and each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby or documentary letters of credit issued by Agent at the request of or for the account of an Account Party or Account Parties pursuant to Article 3A hereof, including without limitation any Existing Letters of Credit.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that the term "Lien" shall not include any negative pledge clauses in agreements relating to the borrowing of money or the obligation of Company or any of its Subsidiaries (a) to remit monies held by it in connection with dealer holdbacks (including, without limitation, with respect to Leases or Installment Contracts), claims or refunds under insurance policies or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements, unless the Company or any of its Subsidiaries, as the case may be, has encumbered its interest in such monies or deposits or in other property of the Company to secure such obligations.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Letter of Credit Agreements, the Collateral Documents and any other documents, instruments or agreements executed pursuant to or in connection with any such document, or this Agreement, as such documents may be amended, renewed, replaced or extended from time to time.

         "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Banks based on their respective Percentages of the Revolving Credit), or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

         "Multiemployer Plan" shall mean any Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "National Currency Unit" shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

         "Net Dealer Holdbacks" shall mean, as of any applicable date of determination, (a) Gross Dealer Holdbacks minus (b) Advances to Dealers.

         "Net Installment Contract Receivables" shall mean, as of any date of determination thereof, Gross Installment Contract Receivables minus Unearned Finance Charges minus Allowances for Credit Losses related to Installment Contracts (but excluding any such allowances which are related to Leases).

         "Net Leased Vehicle Dealer Holdbacks" shall mean, as of any date of determination thereof, with respect to Dealer Agreements relating to Leases, amounts due to Dealers at such time from collections of Leased Vehicles by the Company or any Subsidiary (other than with respect to Leases which have been transferred or encumbered pursuant to a Permitted Securitization and (x) have not been reassigned to the Company or a Subsidiary of the Company or (y) with respect to which such encumbrances have not been discharged) pursuant to the applicable Dealer Agreements.

         "New Bank" is defined in clause (b) of Section 2.18.

         "New Bank Addendum" shall mean an addendum, substantially in the form of Exhibit M hereto, to be executed and delivered by each Bank becoming a party to this Agreement pursuant to Section 2.18 hereof.

         "Notes" shall mean the Term Notes, the Revolving Credit Notes or the Swing Line Notes, or any or all of the Term Notes, the Revolving Credit Notes, and the Swing Line Notes as the context indicates, and in the absence of such indication, all such notes.

         "Notes Receivable" shall mean, as of any applicable date of determination, the aggregate amount outstanding under promissory notes issued by Dealers to Company or its Subsidiaries to evidence working capital loans by Company or any of its Subsidiaries to Dealers.

         "Operating Lease" shall mean any lease other than a Capital Lease.

         "Operating Rental" shall mean all rental payments that the Company or any of its Subsidiaries, as lessee, is required to make under the terms of any Operating Lease.

         "Outright Dealer Agreement(s)" shall mean Dealer Agreements referred to in clause (ii) of the definition of Dealer Agreements.

         "Participating Member State" shall mean such country so described in any EMU Legislation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

         "Pension Plan(s)" shall mean all employee pension benefit plans of Company, any ERISA Affiliate or any Permitted Borrower, as defined in Section 3(2) of ERISA.

         "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit D hereto, of the Letters of Credit, the Term Loan, and/or the Revolving Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

         "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries (other than any Special Purpose Subsidiary) of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person conducted in accordance with the following requirements:


         (a) not less than twenty (20) nor more than ninety (90) days prior to the commencement of each such proposed acquisition, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent within not less than twenty (20) days prior to such proposed acquisition);

         (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its

                     Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

         (c) the aggregate value of all of such acquisitions, including the value of any proposed new acquisition, conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder) computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof, if applicable), determined as of the date of such acquisition;

         (d) within thirty (30) days after any such acquisition has been completed the Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation, the Guaranties as required by Section 7.22 hereof, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any; and

         (e) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing.

         "Permitted Borrower" shall mean CAC UK, CAC Canada and/or CAC Ireland.

         "Permitted CAC UK Debt" shall mean additional Debt of CAC UK issued as part of any short term, working capital or overdraft loan facility denominated in an Alternative Currency in an aggregate amount at any time outstanding (determined on the date any such Debt is incurred) not to exceed the greater of
(a) twelve and one-half percent (12.5%) of Consolidated Tangible Net Worth or
(b) the equivalent of Ten Million Dollars ($10,000,000) in such Alternative Currency, less the aggregate amount at any time outstanding of overdraft lines of credit or similar credit facilities in the name of CAC UK permitted under
Section 8.5(d) hereof; provided that such Debt (i) is unsecured, except to extent of any Lien granted by CAC UK which is permitted under Section 8.6(d) hereof, (ii) is not guaranteed or otherwise supported by Company or any of its other Subsidiaries, and (iii) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing.

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Guaranties" shall mean (i) any guaranties or other support provided by the Company, for the benefit of the Permitted Borrowers, covering any overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers or Arlington Investment Company under Section 8.5(d) hereof,
(ii) any guaranties provided by a Significant Subsidiary of the Company of the Debt outstanding to the Noteholders or the Future Debt Holders, provided that concurrently with the giving of any such guaranty, such Subsidiary shall enter into a Guaranty on substantially similar terms and providing an equal and ratable benefit to the Banks or (iii) any agreement or other undertaking by the Company, as servicer of the Installment Contracts or Leases covered by a Permitted Securitization, to advance funds to cover the interest component of obligations issued as part of such securitization and payable from collections on such Installment Contracts or Leases (such advances to be repayable to Company on a priority basis from such collections), provided that the aggregate amount of such advances under this clause (iii) at any time outstanding shall not exceed $1,500,000.

         "Permitted Investments" shall mean:

         (a) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

         (b) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

         (c) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) and the long-term unsecured debt obligations of which are rated "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such certificates of deposit (other than Investments by CAC Life in such certificates of deposit made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

         (d) Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

         (e) Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

         (f) Investments by CAC UK in obligations similar in nature, term and credit quality to those enumerated in paragraphs
                     (a) through (e) above except that the United Kingdom shall be substituted for the United States of America in each case.

         "Permitted Liens" shall mean, with respect to any Person:

         (a) any Liens granted under or established by this Agreement or the other Loan Documents;

         (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

         (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

         (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

         (e) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;

         (f) Liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate, would not (i) materially adversely affect the present or future use of the property to which they relate, or (ii) have a material adverse effect on the sale or lease of such property, or (iii) render title thereto unmarketable;

         (g)         Liens (i) arising from judicial attachments and judgments,
                     (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such property and (5) the title of the Company or a Subsidiary, as the case may be, to, and its right to use, such property, is not materially adversely affected thereby; and
         (h) those Liens of the Company or its Subsidiaries identified in Schedule 8.6 hereto.

         "Permitted Merger(s)" shall mean any merger of (i) any Subsidiary (including, without limitation, a Permitted Borrower or Guarantor, excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition into Company or any Permitted Borrower or (ii) the merger of any Subsidiary or any Person which is being acquired pursuant to a Permitted Acquisition (other than a Permitted Borrower or Guarantor) into any other Subsidiary (excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition, which, in each case, satisfies and/or is conducted in accordance with the following requirements:

         (a) not less than twenty (20) nor more than ninety (90) days prior to the commencement of such proposed merger, Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed merger to be furnished to Agent not less than twenty (20) days prior to such proposed merger);

         (b) immediately following and as the direct result of any such merger, the surviving or successor entity has succeeded by operation of applicable law (as confirmed by an opinion(s) of counsel in form and substance satisfactory to the Majority Banks) to all of the obligations of the non-surviving entity under this Agreement and the other Loan Documents, and to all of the property rights of such non-surviving entity subject to the applicable Loan Documents;

         (c) concurrently with such proposed merger, the surviving entity involved in such merger shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation opinions of counsel, amendments, acknowledgments and consents), if any, as reasonably requested by the Majority Banks; and

         (d) both immediately before and immediately after such merger, no Default or Event of Default (whether or not related to such merger), has occurred and is continuing.

         "Permitted Prepayment" shall mean any prepayment of the Senior Debt or Future Debt which is funded solely with the proceeds of (x) new cash equity in the form of nonconvertible common shares, (y) Subordinated Debt, or (z) substitute long term Debt which satisfies the following conditions:

         (a) such Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of at least 24 months) and with no call option or other provision for mandatory early repayment except for acceleration on default or following a Change in Control;

         (b) such Debt shall be unsecured, or, subject to the Intercreditor Agreement, secured;

         (c) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing; and

         (d) if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks, in each case, issued concurrently with such prepayment.

         "Permitted Repurchase" shall mean any purchases by the Company of its capital stock during the period commencing on the Effective Date and ending on the Revolving Credit Maturity Date then in effect, in an aggregate amount for all such purchases not to exceed $30,000,000; provided that at the time of any such purchase no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

         "Permitted Securitization(s)" shall mean each transfer or encumbrance (each a "disposition") of specific Advances to Dealers or Leased Vehicles funded under Back-End Dealer Agreements (and any interest in or lien on the Installment Contracts, Leases, motor vehicles or other rights relating thereto) or of specific Installment Contracts or Leases (and any interest in or lien on motor vehicles or other rights relating thereto) arising under Outright Dealer Agreements, in each case by the Company or one or more OF its Subsidiaries to a Special Purpose Subsidiary conducted in accordance with the following requirements:

         (a) Each disposition shall identify with reasonable certainty the specific Advances to Dealers, Leased Vehicles, Installment Contracts or Leases covered by such disposition; and such Advances to Dealers or Leased Vehicles (and the Installment Contracts, Leases, motor vehicles or other rights relating thereto) and the Installment Contracts and Leases shall have performance and other characteristics so that the quality of such Advances to Dealers, Leases Vehicles, Installment Contracts or Leases, as the case may be, is comparable to, but not materially better than, the overall quality of the Company's Advances to Dealers, Leased Vehicles, Installment Contracts or Leases, as applicable, as determined in good faith by the Company in its reasonable discretion;


         (b) (i) The disposition of Advances to Dealers, Leased Vehicles, Installment Contracts or Leases will not result in the aggregate principal amount of Debt at any time outstanding, and (without duplication) of similar securities at any time issued and outstanding (other than subordinated securities issued to and held by the Company or a Subsidiary), of any Special Purpose Subsidiary pursuant to Permitted Securitizations before or after the Effective Date exceeding $100,000,000, which amount may be readvanced and reborrowed and (ii) the Company or the Subsidiary disposing of Advances to Dealers, Leased Vehicles, Installment Contracts or Leases to a Special Purpose Subsidiary pursuant to such Permitted Securitization shall itself actually receive (substantially contemporaneously with such disposition) cash from each disposition of such financial assets in connection with any such Securitization Transaction in an amount not less than Seventy- Five Percent (75%) of the sum of (A) the amount of such Advances to Dealers, (B) the amount of Net Installment Contract Receivables in respect of Installment Contracts arising under Outright Dealer Agreements, and (C) the amount of Leased Vehicles, in each case determined on the date of such Securitization Transaction;

         (c) Each such disposition shall be without recourse (except to the extent of normal and customary representations and warranties given as of the date of each such disposition, and not as continuing representations and warranties) and otherwise on normal and customary terms and conditions for comparable asset-based securitization transactions, which may include Cleanup Call provisions;

         (d) Concurrently with each such disposition, the aforesaid net proceeds shall be applied to reduce the principal balance outstanding under the Revolving Credit (to the extent then outstanding, and including the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment) by the amount of such net proceeds, subject to the right to reborrow in accordance with this Agreement; provided, however, that to the extent that, on the date any reduction of the principal balance outstanding under the Revolving Credit shall be required under this clause (d), the Indebtedness under the Revolving Credit is being carried, in whole or in part, at the Euro Currency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may, after prepaying that portion of the Indebtedness then carried at the Prime-based Rate, deposit the amount of such required principal reductions in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks and, subject to the terms and conditions of such cash collateral account, sums on deposit therein shall be applied (until exhausted) to reduce the principal balance of the revolving credit on the last day of each Interest Period attributable to the applicable Eurocurrency-based Advances of the Revolving Credit;

         (e) Each such Securitization Transaction shall be structured on the basis of the issuance of non-recourse Debt or other similar securities by the Special Purpose Subsidiary;

         (f) Before conducting a Permitted Securitization, Agent shall have received, to the extent the applicable Senior Debt Documents require amendment or consent in order to effect such Permitted Securitization, copies of amendments to or consents under the Senior Debt Documents executed and delivered by the Company and the requisite holders of the Senior Debt reflecting such amendments or consents; and

         (g) Both immediately before and after such disposition, no Default or Event of Default (whether or not related to such disposition) has occurred and is continuing.

         In connection with each Permitted Securitization conducted hereunder, not less than ten (10) Business Days prior to the date of consummation thereof, the Company shall provide to the Agent and each of the Banks
         (i) a schedule in the form attached hereto as Exhibit K identifying the specific Installment Contracts or Leases or the Advances to Dealers or Leased Vehicles (and providing collection information regarding the related Installment Contracts or Leases) proposed to be covered by such transaction (with evidence supporting its determination under subparagraph (a) of this definition, including without limitation a "static pool analysis" comparable to the static pool analysis required to be delivered under Section 7.3(c) hereof with respect to such Installment Contracts or Leases) and (ii) proposed drafts of the material Securitization Documents covering the applicable securitization (and the term sheet or commitment relating thereto) and within five (5) Business Days following the consummation thereof, the Company shall have provided to Agent and each Bank copies of the material Securitization Documents, as executed, including an updated schedule, substantially in the form of the schedule delivered under clause (i) above, identifying the financial assets actually covered by such transaction (and, if such financial assets are materially different, as reasonably determined by the Company, from those shown in the schedule delivered under clause (i), above, collection information and evidence supporting its determination under subparagraph (a) of this definition, including a comparable "static pool analysis," as aforesaid, with respect to such financial assets).

         "Permitted Senior Note Prepayment" shall mean, in addition to the prepayment made by the Company on June 15, 1999 thereunder, any prepayment by the Company, on or before January 15, 2000 (as such date may be extended by the requisite holders of the Senior Debt, provided, however that such date shall not be extended to a date later than May 31, 2000 and such extension shall not be given in consideration for any further increase in the interest rate on the Senior Debt or any other material amendments to the applicable Senior Debt Documents) of Debt under the senior notes issued in connection with the Senior Debt Documents in an aggregate PRINCIPAL amount not to exceed $50,000,000; provided, however, that (i) at the time of such prepayment (both before and after giving effect thereto), no Default or Event of Default has occurred and is continuing and (ii) prior to each such prepayment conducted as a Permitted Senior Note Prepayment, the Company has received proceeds from Permitted Securitization(s) (net of any fees, costs and expenses) conducted on or after December 1, 1999 in an amount substantially equal to the aggregate amount of such prepayment(s).

         "Permitted Transfer(s)" shall mean (i) any sale, assignment, transfer or other disposition of inventory or worn-out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) any transfer of property by a Subsidiary to the Company, (iii) the transfer of the Teletrack name (owned by the Company) in connection with the sale of Teletrack,

Inc., approved by the Banks under the Prior Credit Agreement, (iv) the sale of the business of Arlington Investment Company and/or any of its subsidiaries for net proceeds totaling at least $4,000,000 in cash (all of which net proceeds are used to reduce Debt outstanding under this Agreement), pursuant to (x) the sale of all or substantially all of the assets of Arlington Investment Company and/or any of its subsidiaries or divisions, (y) the sale of all of the capital stock of Arlington Investment Company and/or any of its subsidiaries or (z) the merger of Arlington Investment Company and/or any of its subsidiaries with and into any Person other than the Company or any Subsidiary; in each case, immediately prior to and immediately after the consummation of which, and after giving effect thereto, no Default or Event of Default would exist; and (v) any transfer of the stock of a Special Purpose Subsidiary to the Company or to any other Subsidiary which is not a Special Purpose Subsidiary.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         "Prime-based Advance" shall mean an Advance (including a Swing Line Advance) which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean (i) with respect to any Advances in Dollars, the U.S. Prime-based Rate and (ii) with respect to Swing Line Advances in Canadian Dollars to CAC Canada, the Canadian Prime-based Rate.

         "Prior Credit Agreement" is defined in Recital A to this Agreement.

         "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Fitch, or S&P, or Moody's, and "Rating Agencies" shall be the collective reference to any or all of the foregoing.

         "Refunded Swing Line Advance" is defined in Section 2.5(e) hereof.

         "Reportable Event" shall mean a "reportable event" within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

         "Request for Advance" shall mean a Request for Advance of the Revolving Credit issued by Company or by a Permitted Borrower and countersigned by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Banks pursuant to Section 2 hereof, in an amount not to exceed the Revolving Credit Maximum Amount.

         "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section 2.13, hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) June 13, 2000, as such date may be extended from time to time pursuant to
Section 2.16 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.15 or 9.2 hereof.

         "Revolving Credit Maximum Amount" shall mean One Hundred Ten Million Dollars ($110,000,000), subject to any increases in the Revolving Credit Maximum Amount, pursuant to Section 2.18 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase and subject to any reductions or termination of the Revolving Credit Maximum Amount under Sections 2.15 or 9.2 of this Agreement.

         "Revolving Credit Notes" shall mean the Notes described in Section 2.1, hereof, made or to be made by Company or a Permitted Borrower to each of the Banks in the form annexed to this Agreement as Exhibit C-1 or C-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Revolving Credit Optional Increase" shall mean an amount up to Forty Million Dollars ($40,000,000), minus the portions thereof applied from time to time under Section 2.18 hereof to increase the Revolving Credit Maximum Amount.

         "Securitization Documents" shall mean any note purchase agreement (and any notes issued thereunder), transfer or security document, master trust or other trust agreement, servicing agreement, indenture, pooling agreement, contribution or sale agreement or other document, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) a Permitted Securitization, as the same may be amended from time to time (subject to the terms hereof) and any and all other documents executed in connection therewith or replacement or renewal thereof.

         "Securitization Transaction" shall mean a transfer of, or grant of a Lien on, Advances to Dealers, Leased Vehicles, Installment Contracts, Leases, accounts receivable and/or other financial assets by the Company or any Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any securities secured directly or indirectly by interests in, or of trust certificates or other securities directly or indirectly evidencing interests in, such Advances to Dealers, Leased Vehicles, Installment Contracts, Leases, accounts receivable and/or other financial assets.

         "Senior Debt" shall mean the debt issued by the Company pursuant to the Senior Debt Documents in an aggregate principal amount of Two Hundred One Million Seven Hundred Fifty Thousand Dollars ($201,750,000).

         "Senior Debt Documents" shall mean (i) the several Credit Acceptance Corporation Note Purchase Agreements dated as of October 1, 1994 ($60,000,000 9.87%/10.37% (formerly 8.87%) Senior Notes due November 1, 2001), as amended to the date hereof and (ii) the several Credit Acceptance Corporation Note Purchase Agreements dated as of August 1, 1996 ($70,000,000 8.99%/9.49% (formerly 7.99%)
Senior Notes due July 1, 2001), as amended to the dated hereof, and (iii) the several Credit Acceptance Corporation Note Purchase Agreements dated as of March 25, 1997 ($71,750,000 8.77%/9.27% (formerly 7.77%) Senior Notes due October 1,
2001), as amended to the date hereof; and, in each case, the senior notes issued thereunder, together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended (subject to the terms hereof) from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "Senior Funded Debt" shall mean Funded Debt, other than Subordinated Funded Debt.

         "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

         "Significant Subsidiary(ies)" shall mean, as of any date of determination, any Subsidiary other than any Special Purpose Subsidiary which is a Permitted Borrower or which has total assets (but excluding in the calculation of total assets, for any Domestic Subsidiary, any assets which constitute intercompany loans, advances, or extensions of credit by such Subsidiary to Company outstanding from time to time and any assets which are acquired or arise pursuant to a Permitted Securitization, including any equity interest in a Special Purpose Subsidiary) [this change retroactive to March 31, 1997] in excess of five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof).

         "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified as such on Schedule 6.6 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified as such on Schedule 6.6 hereto, and any Foreign Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Single Employer Plan" shall mean any Pension Plan which does not constitute a Multiemployer Plan.

         "Special Purpose Subsidiary" shall mean any wholly-owned direct or indirect subsidiary of the Company established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices.

         "Subordinated Debt" shall mean any unsecured Debt subordinated to the prior payment and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to each of the Banks, in their sole discretion.

         "Subordinated Funded Debt" shall mean any unsecured Funded Debt which is subordinate in right of payment and priority to the Indebtedness and which has an average life and final maturity extending beyond the average life and final maturity of the Indebtedness.

         "Subsidiary(ies)" shall mean any other corporation or other entity, of which more than fifty percent (50%) of the outstanding voting stock or interests is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries. "100% Subsidiary(ies)" shall mean any Subsidiary whose stock (other than directors' or qualifying shares to the extent required under applicable law) is owned directly or indirectly entirely by the Company and/or any of the Permitted Borrowers.

         "Swing Line" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof) not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean an Advance made by Swing Line Bank to Company or a Permitted Borrower pursuant to Section 2.5 hereof.

         "Swing Line Bank" shall mean Comerica Bank, in its capacity as lender under Section 2.5 of this Agreement, and its successors and assigns.

         "Swing Line Maximum Amount" shall mean Seven Million Five Hundred Thousand Dollars ($7,500,000).

         "Swing Line Notes" shall mean the swing line notes described in Section
2.5 hereof, made by Company or a Permitted Borrower to Swing Line Bank in the form annexed hereto as Exhibit E, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "Syndications Agent" shall mean Bank of America, N.A. (formerly known as NationsBank, N.A., "Bank of AMERICA") or such successor syndication agent as appointed by the Company under Section 12.15 hereof.

         "S&P" shall mean Standard & Poor's Ratings Group, and its successors.

         "Trans-European Business Day" shall mean a day when the Trans-European Settlement System is open for business.

         "Trans-European Settlement System" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor.

         "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), as amended from time to time.

         "Term Loan" shall mean the term loan funded by the Banks at the election of the Company, by conversion, pursuant to Section 4.1 hereof.

         "Term Loan Conversion Date" is defined in Section 4.1.

         "Term Loan Maturity Date" shall mean the one-year anniversary of the Term Loan Conversion Date.

         "Term Loan Rate Request" shall mean the Term Loan Rate Request issued by the Company and the Permitted Borrowers under this Agreement in the form attached to this Agreement as Exhibit K.

         "Term Notes" shall mean the Term Notes described in Section 4.1 made or to be made by the Company to each of the Banks in the form attached to this Agreement as Exhibit B, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Unearned Finance Charges" shall mean, as of any applicable date of determination, the unearned finance charges utilized in deriving Installment Contract receivables, net on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto; provided that Unearned Finance Charges shall not include unearned finance charges attributable to retail installment contracts which are not at such time "Installment Contracts", due to the proviso in the definition of such term in this Agreement.

         "U.S. Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the U.S. Prime Rate, and (ii) the Alternate Base Rate.

         "U.S. Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which U.S. Prime Rate shall change simultaneously with any change in such announced rate.

         "Utilization" shall mean (a) on or before the Revolving Credit Maturity Date, the aggregate amount outstanding under the Revolving Credit including all Letter of Credit Obligations and all Swing Line Advances, determined in the manner set forth under Sections 2.13 or 3.4, as the case may be, and (b) after the Revolving Credit Maturity Date, in the event the Company elects to convert the aggregate principal amount outstanding under the Revolving Credit to a Term Loan, the aggregate amount outstanding under the Term Loan.

         "Utilization Fee" shall mean the fees payable to Agent for distribution to the Banks pursuant to Section 2.13 hereof.

         1.2 Euro.

                  (a) Redenomination of Eurocurrency-based Advances and other Advances into Euro Units.

                           (i) From and after January 1, 1999, each obligation
                  under this Agreement of a party hereto which (A) was originally denominated in the former national currency of a Participating Member State, or (B) would otherwise have been denominated in such former national currency prior to such date shall be denominated in, or redenominated into, as applicable, the Euro Unit in accordance with EMU Legislation and applicable state law, provided that, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or the National Currency Unit of a Participating Member State, that are payable by crediting an account of the creditor within that country, may be made in either Euro or National Currency Units, each party to this Agreement shall be entitled to pay or repay any such amounts in either the Euro Unit or such National Currency Unit.

                           (ii) Any Eurocurrency-based Advances denominated in a
                  National Currency Unit of a Participating Member State which were made prior to January 1, 1999 but which have Interest Periods ending after January 1, 1999 shall, for purposes of this Agreement, remain denominated in such National Currency Unit provided that such Advances may be repaid either in the Euro or in such National Currency Unit after January 1, 1999; provided, further, that from and after January 1, 2002 all such amounts shall be deemed to be in Euro Units.

                           (iii) Subject to any EMU Legislation, references in
                  this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as the Agent may from time to time specify.

                  (b)    Payments.

                           (i) All payments by any of the Company or a Permitted
                  Borrower or any Bank of amounts denominated in the Euro or a National Currency Unit of a Participating Member State, shall be made in immediately available, freely transferable, cleared funds to the account of the Agent in the principal financial center in such Participating Member State, as from time to time designated by the Agent for such purpose.

                           (ii) All amounts payable by the Agent to any party
                  under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in the Euro Unit.

                           (iii) The Agent shall not be liable to any party to
                  this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro or a National Currency Unit of a Participating Member State.

                           (iv) All references herein to the London interbank or
                  other national market with respect to any National Currency Unit of a Participating Member State shall be deemed a reference to the applicable markets and locations referred to in the definition of "Business Day" in Section 1.1.

                  (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided, that if any Advance in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

                  (d) Increased Costs. The Company and the Permitted Borrowers shall, from time to time upon demand of any Bank (with a copy to the Agent), pay to such Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the Euro in a Participating Member State, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

                  (e) Unavailability of Euro. If the Agent at any time determines that: (i) the Euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in Euros generally, Euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in Euro, then the Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the Euro shall be made in a component currency of the Euro or Dollars (as selected by the Agent (the "Selected Currency") and the amount to be so paid shall be calculated on the basis of the equivalent of the Euro in the Selected Currency).

                  (f) Additional Changes at Agent's Discretion. This section and other provisions of this Agreement relating to Euros and the National Currency Units of Participating Member States shall be subject to such further changes (including changes in interpretation or construction) as the Agent may from time to time in its reasonable discretion notify to the Company and the Permitted Borrowers and the Banks to be necessary or appropriate to reflect the changeover to the Euro in Participating Member States.

         1.3 Interest Act (Canada). For the purposes of disclosure under the ITA, if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

                                  ATTACHMENT 3

                        "Selected Sections -- Section 2"

         2.13 Revolving Credit Facility Fee And Utilization Fee.

         (a) Revolving Credit Facility Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Maximum Amount then applicable under Section 2.15 hereof (whether used or unused), computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing July 1, 1999 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage.

         (b) Utilization Fee. For each day from and after December 1, 1999 that the Utilization equals or exceeds 50% of (x) the Revolving Credit Maximum Amount in effect on such day, if such day is before the Revolving Credit Maturity Date or (y) the Revolving Credit Maximum Amount in effect on the Revolving Credit Maturity Date, if such day is on or after the Revolving Credit Maturity Date and the Company elects the "term out" option under Section 4.1 hereof (in either case until the Indebtedness has been paid and discharged in full and all commitments terminated), the Company shall pay to the Agent, for distribution to the Banks pro rata in accordance with their respective Percentages, a Utilization Fee, which fee shall be determined and payable in accordance with this Section 2.13. The Utilization Fee shall be equal to the Utilization on such day times the applicable Fee Percentage computed on a daily basis. The Utilization Fee shall be computed on the basis of a year of three hundred sixty
(360) days and assessed for the actual number of days elapsed, and shall be payable quarterly in arrears commencing January 1, 2000 (in respect to the prior fiscal quarter or portion thereof) and on the first day of each fiscal quarter thereafter and on the Revolving Credit Maturity Date (or, if the company elects the "term out" option under Section 4.1 hereof, the Term Loan Maturity Date). whenever any payment of the Utilization Fee shall be due on a day which is not a Business Day, the day for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Utilization Fee based upon its respective Percentage. It is expressly understood that the Utilization Fee described in this Section shall not be refundable under any circumstances.

         2.15 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee and Utilization Fee, if any, accrued to the date of such reduction; (iii) the Company or any Permitted Borrower, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder (using the Current Dollar Equivalent of any such Advance outstanding in an Alternative Currency), plus the aggregate undrawn amount of outstanding Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus the unreimbursed amount of any draws under any Letters of Credit (determined as aforesaid), exceeds the amount of the Revolving Credit Maximum Amount as so reduced, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance; and (v) no reduction shall reduce the Revolving Credit Maximum Amount to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Maximum Amount and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower, and any accompanying prepayments of the Swing Line Note shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Maximum Amount hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate.

                                  ATTACHMENT 4

                        "Selected Sections -- Section 7"

         7. AFFIRMATIVE COVENANTS

         Company and each of the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries (but excluding, for purposes of Sections 7.3 through 7.10, 7.19, 7.20 and 7.22 hereof, any Special Purpose Subsidiary) to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

         7.1 Preservation of Existence, Etc. Subject to the terms of this
Agreement: (i) preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; (ii) qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years; (iv) at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and (v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, betterments and improvements thereto such that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.

         7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

         7.3 Reporting Requirements. Furnish Agent with:

                  (a) as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Company or such Permitted Borrower has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                  (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, (i) a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks together with an unaudited Consolidating report of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; and (ii) a Covenant Compliance Report;

                  (c) as soon as available, and in any event within sixty (60) days after and as of the end of each quarter, excluding the last quarter, of each fiscal year, (i) a Consolidated and

Consolidating balance sheet, income statement, statement of cash flows and statement of shareholder's equity of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; (ii) a Covenant Compliance Report; and (iii) a "static pool analysis" substantially in the form of Exhibit L attached hereto and in any event satisfactory in form and substance to the Majority Banks, which analyzes the performance of Company's and each Permitted Borrower's Installment Contracts (segregated between the Company's North American operations and its UK operations) on a quarterly basis, and, for quarters beginning with the quarter ended September 30, 1999, a "static pool analysis" substantially in the form of Exhibit L attached hereto and in any event and satisfactory in form and substance to the Majority Banks, which analyzes the performance of the Company's and each Permitted Borrower's Leases on a quarterly basis (segregated between the Company's North American operations and its UK operations), in each case certified by an authorized officer of the Company as to consistency with prior such analyses, accuracy and fairness of presentation;

                  (d) as soon as possible, and in any event within three calendar days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his absence, a responsible senior officer) setting forth the details of such change, (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a materially adverse effect upon the Company, any of its Subsidiaries or any of the Permitted Borrowers (or any such tax position taken by the Company or any of its Subsidiaries or any of the Permitted Borrowers) setting forth the details of such position and the financial impact thereof or (iii) of any change in the Rating Level of which Company has actual knowledge;

                  (e) as soon as available (and with copies for each of the Banks), the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the first three fiscal quarters of each of Company's fiscal years, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; and as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in foreign jurisdictions, or any stock exchanges in such jurisdictions;

                  (f) promptly as issued (and with copies for each of the Banks), all press releases, notices to shareholders and all other material communications transmitted by the Company or any of its Subsidiaries; and, concurrently with each incurrence thereof written notice that new Future Debt has been incurred, accompanied by copies of the material documents governing such Debt and a certification that, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company is otherwise in compliance with this Agreement;

                  (g) on not less than an annual basis, a copy of the standard form of Company's Dealer Agreement then in effect;

                  (h) on or before ninety (90) days after the commencement of each fiscal year, a Consolidated plan and financial projections and which shall reflect any Future Debt or Permitted Securitizations contemplated to be incurred or made for the succeeding two years of the Company and its Significant Subsidiaries including, without limitation, a Consolidated and Consolidating balance sheet and a Consolidated and Consolidating statement of projected income and cash flow of the Company for each of the succeeding two fiscal years and including a statement in reasonable detail specifying all material assumptions underlying the projections;

                  (i) promptly upon the request of Agent or the Majority Banks (acting through Agent) from time to time, a "static pool analysis" which analyzes the performance of any Installment Contracts or Leases transferred or encumbered pursuant to a Permitted Securitization comparable to the static pool analysis required to be delivered pursuant to subparagraph (c) of this Section 7.3; and

                  (j) promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) may reasonably request from time to time.

         7.4 Maintain Total Debt Level. On a Consolidated basis, maintain as of the end of each fiscal quarter, Consolidated Total Debt at a level equal to or less than each of the following tests:

                  (a) Two Hundred Seventy-Five Percent (275%) of Company's Consolidated Tangible Net Worth; provided, however, that for the purposes of this subparagraph (a), Consolidated Total Debt shall be calculated by including all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP;

                  (b) Seventy Five Percent (75%) of the sum of (i) Advances to Dealers and (ii) Leased Vehicles; provided, however, that for the purposes of this subparagraph (b), Consolidated Total Debt shall be calculated by excluding all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP; and

                  (c) Sixty Percent (60%) of the sum of (i) Gross Current Installment Contract Receivables and (ii) Gross Current Leased Vehicles; provided, however, that for the purposes of this subparagraph (c), Consolidated Total Debt shall be calculated by excluding all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP.

         7.5 Maintain Senior Funded Debt Level. On a Consolidated basis, maintain as of the end of each fiscal quarter Consolidated Senior Funded Debt (excluding in the calculation thereof, for purposes of this Section 7.5, all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP) at a level equal to or less than Two Hundred Percent (200%) of the Company's Consolidated Tangible Net Worth and in an amount not in excess of the sum of (i) Net Installment Contract Receivables less Net Dealer Holdbacks and (ii) Leased Vehicles less Net Leased Vehicle Dealer Holdbacks, divided by 1.10.

         7.6 Maintain Subordinated Funded Debt Level. On a Consolidated basis, maintain as of the end of each fiscal quarter the Consolidated Subordinated Funded Debt (excluding in the calculation thereof, for purposes of this Section 7.6, all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP) at a level equal to or less than One Hundred Fifty Percent (150%) of the Company's Consolidated Tangible Net Worth.

         7.7 Minimum Tangible Net Worth. On a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than Two Hundred Eighteen Million Seven Hundred Twenty Five Thousand Dollars ($218,725,000.00), plus the sum of
(i) seventy-five percent (75%) of Consolidated Net Income for each fiscal quarter of the Company (A) beginning on or after January 1, 1999, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount and (ii) the Equity Offering Adjustment.

         7.8 Maintain Gross Dealer Advances to Net Installment Contract Receivables Level. On a Consolidated Basis, maintain as of the end of each fiscal quarter Gross Advances to Dealers at a level not to exceed Seventy Percent (70%) of Net Installment Contract Receivables.

         7.9 Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.25 to 1.0.

         7.10 Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine (and make copies of) Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties (including without limitation, any Collateral) of every kind and description including, without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings, wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Banks agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Bank, as the case may be, and such party) on behalf of the Agent or such inspecting Bank and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Banks or prohibit the inspecting Bank from revealing such information to Agent or another Bank. Notwithstanding the foregoing, all information furnished to the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.13 hereof.

         7.11 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.12 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's and the Permitted Borrowers' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents, including without limitation any Collateral Documents required under Section 7.23 hereof.

         7.13 Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated (and including such lender loss payee clauses and/or endorsements as Agent or the Majority Banks may request following the delivery of the Collateral Documents under Section 7.23 hereof), provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice.

         7.14 Indemnification. With respect to the Company, indemnify and save Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be; and, with respect to each of the Permitted Borrowers, indemnify and save Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks with respect to such Permitted Borrower by reason of an Event of Default or enforcing the obligations of such Permitted Borrower under this Agreement or the other Loan

Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents, other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be.

         7.15 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company or any of the Permitted Borrowers or Guarantors, as the case may be, in connection therewith or herewith.

         7.16 Compliance with Contractual Obligations and Laws.

                  (a) Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws and any consumer protection, truth in lending, disclosure and other similar laws and regulations governing the provision of financing to consumers), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company or any of the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of the Company or any of the Permitted Borrowers or Guarantors to perform their respective obligations under any of the Loan Documents to which they are a party.

                  (b) Comply in all material respects with all applicable federal, state and/or foreign laws and regulations in effect from time to time governing the due and proper creation of installment sales contracts, motor vehicle leases or similar indebtedness or obligations and of the creation, perfection and/or protection, as applicable, of first priority security interests or lessor's interests in motor vehicles being financed and/or sold and/or leased pursuant thereto, as applicable.

         7.17 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign Pension Plans) and promptly notify Banks upon the occurrence of any of the following events:

                  (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Internal Revenue Code and any Multiemployer Plan);

                  (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

                  (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

                  (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                  (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

                  (f) the occurrence of an accumulated funding deficiency (as defined in Section 6.18 hereof) or a Reportable Event; or

                  (g) the occurrence of a Prohibited Transaction which could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.

         7.18 Environmental Matters.

                  (a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting any premises owned or occupied by Company or any of its Subsidiaries, whether resulting from conduct of Company or any of its Subsidiaries or any other Person, if required by Hazardous Material Laws, all such actions to be taken in accordance with such laws, and the orders and directives of all applicable federal, state and local governmental authorities; and

                  (b) Defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation by Company or any of its Subsidiaries of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank (whether before or after the occurrence of any Default or Event of

Default), court costs and litigation expenses; and, if so requested by Agent or any Bank, Company shall execute, and shall cause the Permitted Borrowers to execute, separate indemnities covering the foregoing matters. The obligations of Company and Permitted Borrowers under this Section 7.18 shall be in addition to any and all other obligations and liabilities the Company or any of the Permitted Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.

         7.19 Maintain Debt Rating. Cause Fitch on an ongoing basis, but not less than once during each calendar year, to maintain a Debt Rating for Company's long term, non-credit enhanced senior debt.

         7.20 Installment Contract Standards. (a) Cause each Installment Contract included in Gross Installment Contract Receivables and each Lease purchased and/or entered into by or on behalf of Company or any Subsidiary to satisfy the following requirements:

                           (i) Such Installment Contract or Lease (and the
                  interest of Company or its Subsidiaries thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or its Subsidiaries to any Person, other than to the Lenders pursuant to the Collateral Documents;

                           (ii) The Installment Contract obligor or lessee under
                  such Lease thereunder is not an Affiliate of the Company; and

                           (iii) It is owned by Company or a Subsidiary, or
                  Company or a Subsidiary has a valid first priority perfected security interest therein; and

                  (b) Exercise its best efforts to enforce the provisions of its Dealer Agreements relating to the eligibility criteria for Installment Contracts included in Gross Installment Contract Receivables and for Leases, including without limitation:

                           (i) it has not been rescinded and it is a valid,
                  binding and enforceable obligation of the applicable Installment Contract obligor or lessee under such Lease;

                           (ii) it is enforceable against the applicable
                  Installment Contract obligor or lessee under such Lease for the amount shown as owing in the contract and in any related records;

                           (iii) it complied at the time it was originated or
                  made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws, and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing

                  Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

                           (iv) it is not subject to any material offset,
                  credit, allowance or adjustment;

                           (v) the Company or a Subsidiary has a first and prior
                  perfected security interest or ownership interest (subject only to the applicable Lease) (received directly or by assignment) in the financed or leased vehicle securing the performance of the applicable Installment Contract obligor or lessee under such Lease;

                           (vi) the financed vehicle has been delivered to the
                  applicable Installment Contract obligor or lessee under such Lease and, on the date of delivery, satisfied all warranties, expressed or implied, made to such Installment Contract obligor or lessee under such Lease; and

                           (vii) the applicable Installment Contract obligor or
                  lessee under such Lease owns or leases the motor vehicle free of all liens or encumbrances, except the security interest granted to Company or a Subsidiary or the lessor's interest held by Company or a Subsidiary (received in each case directly or by assignment) in the applicable Installment Contract or Lease.

         7.21 Financial Covenant Amendments. In the event that, at any time while this Agreement is in effect, the Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to other indebtedness of Company for borrowed money and such indebtedness shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants which are not substantially identical to the financial covenants set forth in this Agreement, the Company shall so advise the Agent in writing. Such notice shall be accompanied by a copy of the applicable agreement containing such financial covenants. The Agent shall promptly furnish a copy of such notice and the applicable agreement to each of the Banks. If the Majority Banks determine in their sole discretion that some or all of the financial covenants set forth in such agreement are more favorable to the lender thereunder than the financial covenants set forth in this Agreement ("More Favorable Terms") and that the Majority Banks desire that this Agreement be amended to incorporate the More Favorable Terms, then the Agent shall give written notice of such determination to the Company. Thereupon, and in any event within thirty (30) days following the date of notice by Agent to the Company, Company and the Banks shall enter into an amendment to this Agreement incorporating, on terms and conditions acceptable to the Majority Banks, the More Favorable Terms.


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


         7.22 Subsidiaries; Guaranties. With respect to each Person which becomes a Significant Subsidiary of the Company subsequent to the effective date hereof, within thirty days of the date of Company's delivery of the financial statements required under Section 7.3(b) or 7.3(c) which establish that such Person is or has become a Significant Subsidiary (but in any event, in the case of a Permitted Borrower, prior to the time such Permitted Borrower shall be entitled to request any Advances hereunder), cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, a Joinder Agreement whereby such Significant Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty or the Foreign Guaranty, as applicable, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

         7.23 Special Covenants for Leasing Program and Other Covenants. (a) on or before November 30, 1999, enter into (i) amendments to the Note Purchase Agreements, if then outstanding, on substantially the terms set forth herein with respect to the funding and/or securitization of Leased Vehicles, and (ii) amendments to the Collateral Documents necessary (in the reasonable determination of the Agent, acting in its capacity as collateral agent under the Intercreditor Agreement) to confirm the encumbrance thereunder of Leases and, to the extent applicable, Leased Vehicles; and

                  (b) Other than (i) Leases with respect to motor vehicles located outside the United States of America and its territories and possessions or (ii) Leases originated by CAC Leasing prior to the date hereof or (iii) Leases originated by AutoNet.net Finance Company to the extent applicable state law prohibits the Company from originating Leases in such state using an assumed name, the Company will originate and hold all Leases in its own name or by using the assumed name, CAC Leasing; and

                  (c) Promptly upon the Company's creation or acquisition of any Significant Domestic Subsidiary, (i) grant a security interest and lien to the Agent, for the benefit of the Banks, in the Collateral owned by such Significant Domestic Subsidiary substantially on the terms set forth in the Security Agreement, and (ii) pledge to the Agent, for the benefit of the Banks, all of the outstanding capital stock of such Significant Domestic Subsidiary which is owned by the Company or its Subsidiaries in a form satisfactory to the Agent, acting in its capacity as collateral agent under the Intercreditor Agreement, in its reasonable discretion, all to secure the Indebtedness.

         7.24 Year 2000 Requirement. The Company and its Subsidiaries shall review the areas in their business and operations which could be materially adversely affected by, and develop a program to address on a timely basis the risk that, computer applications used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Any reprogramming required to permit the proper functioning, in and following the year 2000, computer systems and equipment containing embedded microchips owned or leased by the Company or any of its Subsidiaries and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or have a material adverse effect on the Company and its Subsidiaries, taken as a whole.




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





                                  ATTACHMENT 5

                        "Selected Sections -- Section 8"

         8. NEGATIVE COVENANTS

         Company and each of the Permitted Borrowers covenant and agree that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries (but excluding, for purposes of Sections 8.10, 8.13, 8.14 hereof, any Special Purpose Subsidiary), without the prior written consent of the Majority Banks, to:

         8.1 Capital Structure and Redemptions. Purchase, acquire or redeem any of its capital stock, except for a Permitted Repurchase; or make any material change in its capital structure, provided however that the issuance of (i) additional common stock or (ii) (if issued as part of or in connection with an underwritten public offering) shares of other classes of capital stock of Company or its Subsidiaries, or (iii) securities issued by a Special Purpose Subsidiary pursuant to a Permitted Securitization, shall not constitute material changes in capital structure.

         8.2 Business Purposes. Engage in, or make any investment in any business engaged in, the provision of property and casualty insurance unless the Company or such Subsidiary shall maintain reinsurance of its underwriting risk with a third party(ies) rated "A-" or better by S&P or "A3" or better by Moody's for all of the Company's or such Subsidiary's exposure in excess of one hundred percent (100%) of the premiums written by the Company or such Subsidiary; or engage in any business if, after giving effect thereto, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would no longer be the provision of financing programs for the purchase or lease of used motor vehicles, motor vehicle service protection programs, credit life, accident and health insurance programs and other programs related to the foregoing (it being understood that, in the course of the provision of such programs, the Company may be obligated to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies, or claims or refunds under service contracts, and to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements); provided however that the Company and its Subsidiaries shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the date hereof.

         8.3 Mergers or Dispositions. Enter into any merger or consolidation, except for any Permitted Merger OR Permitted Transfer under clause (iv)(z) of the definition thereof, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets, except for Permitted Transfers and Permitted Securitization(s).

         8.4 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for the Guaranties and the Permitted Guaranties.


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


         8.5 Debt. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, or for any other Debt, except for:

                  (a) Indebtedness to Banks hereunder;

                  (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's or any Subsidiary's businesses;

                  (c) purchase money debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of twelve months or longer) not to exceed an aggregate amount, for the Company and its Subsidiaries incurred while in compliance with this Agreement and the other Loan Documents, of Three Million Dollars ($3,000,000) (or the Alternative Currency equivalent thereof) at any one time outstanding and mortgage debt incurred (by assumption or otherwise) by Arlington Investment Company, a Subsidiary of the Company, in an aggregate principal amount not to exceed $1,000,000.00 at any time outstanding;

                  (d) the Senior Debt, Future Debt, Permitted CAC UK Debt, the Subordinated Debt, unsecured overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers in the ordinary course of business in the countries of their formation, in an amount not to exceed, in the case of CAC UK, (pound)2,000,000 and in the case of each of the other Permitted Borrowers, $1,500,000, or the equivalent thereof in an Alternative Currency, lines of credit maintained by Arlington Investment Company, in the ordinary course of business, in an aggregate amount not to exceed $5,000,000.00 at any time outstanding, and such other debt set forth in Schedule 8.5 attached hereto, if any (in addition to any other matters set forth in this Section 8.5), and any renewals or refinancing of such indebtedness in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof) on substantially the same terms and otherwise in compliance with this Agreement;

                  (e) non-recourse Debt incurred by a Special Purpose Subsidiary pursuant to a Permitted Securitization, whether or not attributable to the Company under GAAP; and

                  (f) debt consisting of interest rate protection agreements (including interest rate caps, collars or swaps) or foreign currency exchange agreements (including foreign currency hedges and swaps) entered into by the Company and/or a Permitted Borrower, to manage existing or anticipated interest rate or foreign exchange rate risk and not for speculative purposes (copies of which shall be provided to the Agent promptly upon the execution thereof), and other Debt for borrowed money in an amount not to exceed in the aggregate for the Company and its Subsidiaries at any time outstanding, the sum of Five Million Dollars ($5,000,000) (or the Alternative Currency equivalent thereof), which Debt shall be unsecured except to the extent of any Lien permitted under
Section 8.6(d) hereof.


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


         8.6 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

                  (a) in favor of Agent, as security for the Indebtedness and any Liens granted to the holders of Senior Debt (and, to the extent applicable, Future Debt under clause (x) of the definition thereof) pursuant to Collateral Documents, on an equal and ratable basis with comparable Liens granted to Agent, for and on behalf of the Banks;

                  (b) purchase money security interests in fixed assets to secure the purchase money indebtedness permitted in Section 8.5(c) hereof, provided that each such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed asset so financed and provided further that the sum of all such purchase money indebtedness outstanding at any time shall not exceed the aggregate amount set forth in Section 8.5(c) hereof and mortgage debt identified in Section 8.5(c) encumbering that certain land and building currently leased to Arlington Investment Company by MP Developers;

                  (c) Permitted Liens and any Lien encumbering property interests, rights or proceeds which are the subject of a transfer or encumbrance pursuant to a Permitted Securitization; and

                  (d) Liens on the property of Company or any of its Subsidiaries other than Advances to Dealers, Leased Vehicles, Installment Contracts, Leases or property related thereto, not otherwise permitted under subparagraphs (a) through (c) of this Section 8.6 if the obligations secured by such Liens do not exceed, in an aggregate amount from time to time outstanding, the difference between (i) Twenty Percent (20%) of Consolidated Tangible Net Worth of Company and (ii) the sum of (w) the aggregate obligations secured by Liens permitted under subparagraph (b) of this Section 8.6, (x) the aggregate obligations secured by Permitted Liens disclosed on Schedule 8.6 attached hereto, and (y) the aggregate amount of Debt of the Subsidiaries of Company (other than Special Purpose Subsidiaries), all as of the applicable date of determination.

         8.7 Acquisitions. Other than any Permitted Acquisition or any acquisition of any rights or property pursuant to a Permitted Securitization, purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.8 Investments. Make or allow to remain outstanding any Investment in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

                  (a) any loan or other advance by Company or a Subsidiary, as the case may be, to any and all of its officers or employees, as the case may be, in the normal course of business, so

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

long as the aggregate of all such loans or advances by the Company and its Subsidiaries does not exceed One Million Five Hundred Thousand Dollars ($1,500,000) (or the equivalent thereof in an Alternative Currency) at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                  (b) Permitted Investments at any time outstanding or in effect;

                  (c) Investments in Company's Subsidiaries existing as of the date of this Agreement;

                  (d) Investments from and after the date hereof in any Subsidiary or any Person that concurrently with such Investment becomes a Subsidiary, in an aggregate amount for all such Investments at any time outstanding, not to exceed in the aggregate twenty five percent (25%) of Company's Consolidated Tangible Net Worth (it being understood that loans and advances to any Subsidiary by any Person other than the Company or any other Subsidiary, regardless of whether such loans and advances are guaranteed by the Company or any other Subsidiary, shall not be taken into account in determining the aggregate amount of investments made pursuant to this clause (d));

                  (e) Floor Plan Receivables and Notes Receivable in an aggregate amount at any time outstanding not to exceed ten percent (10%) of Consolidated Total Assets;

                  (f) Advances to Dealers, Leased Vehicles and, subject to the limitation contained in subparagraph (e) of this Section 8.8, receivables arising from the sale or lease of goods and services by the Company or its Subsidiaries, in each case in the ordinary course of business of Company and its Subsidiaries;

                  (g) Permitted Acquisition(s), to the extent any such acquisition shall be deemed to constitute an Investment;

                  (h) Those Investments set forth on the attached Schedule 8.8;

                  (i) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof, consisting of (w) dispositions of specific Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) made pursuant to a Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of a Permitted Securitization, in each case to the extent constituting Investments hereunder;
(x) advances by Company (as servicer) which are permitted under the definition of Permitted Guaranties; (y) the repurchase or replacement from and after the date hereof of an aggregate amount not to exceed $5,000,000 in Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) subsequently determined not to satisfy the

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

eligibility standards contained in the applicable Securitization Documents relating to a Permitted Securitization, so long as (i) such replacement is accompanied by the repurchase of or release of encumbrances on such financial assets previously transferred or encumbered pursuant to such securitization and in the amount thereof, (ii) any replacement Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) are selected by Company according to the requirements set forth in clause (a) of the definition of Permitted Securitization and (iii) such replacements are made at a time when (both before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; (z) amounts required to fund any Cleanup Call under the terms of such Permitted Securitization, and (zz) the disposition to the Company or any Subsidiary (other than a Special Purpose Subsidiary) of the capital stock of any Special Purpose Subsidiary; and

                  (j) Investments, other than those set forth in subparagraphs
(a) through (h) above, in an aggregate amount at any time outstanding not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000), or the equivalent thereof in an Alternative Currency.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.9 Accounts Receivable. Except to Agent on behalf of the Banks or pursuant to a Permitted Securitization, sell or assign any account, note or trade acceptance receivable, if the sum of (i) the face value of the account, note or trade acceptance receivables proposed to be transferred, plus (ii) the face value of account, note or trade acceptance receivables transferred by the Company and its Subsidiaries during the then current fiscal year of the Company would exceed five percent (5%) of the face value of the account, note and trade acceptance receivables of the Company and its Subsidiaries determined on a Consolidated basis as of the end of the most recently concluded fiscal year of the Company prior to giving effect to any such transfer.

         8.10 Transactions with Affiliates. Enter into any transaction with any of its stockholders or officers or its Affiliates (including without limitation affiliated Dealers), except in the ordinary course of business and on terms not materially less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         8.11 No Further Negative Pledges. Enter into or become subject to any agreement (other than loan documents evidencing or otherwise related to the Senior Debt, the Future Debt, the Permitted CAC UK Debt, lines of credit maintained by Arlington Investment Company and permitted under Section 8.5(d) hereof (but limited to Arlington Investment Company or the property and assets of Arlington Investment Company) or unsecured overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers in the ordinary course of

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

business in the countries of their formation (but limited to the applicable Permitted Borrower or the property and assets of the applicable Permitted Borrower)or any purchase money Debt permitted under this Agreement or the other Loan Documents, but only to the extent of the property acquired with the proceeds of such purchase money Debt, and other than pursuant to any of the Securitization Documents, but only to the extent of the Advances to Dealers, Leased Vehicles, Installment Contracts or Leases, and the other rights and property transferred or encumbered in connection with the Permitted Securitization covered by such Securitization Documents) (i) prohibiting the guaranteeing by the Company or any Subsidiary of any obligations, (ii) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, or (iii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured. [Changes in this Section to be given retroactive effect to 7/1/98].

         8.12 Prepayment of Debts. Except for Permitted Prepayments and the Permitted Senior Note Prepayment, prepay, purchase, redeem or defease any Debt for money borrowed, excluding, subject to the terms hereof, the Indebtedness, and excluding paydowns from time to time of permitted working capital facilities or other revolving debt and mandatory payments, prepayments or redemptions for which Company or any Subsidiary is obligated as of the date hereof or, with respect only to the Senior Debt or for any Future Debt, for which Company or any Subsidiary becomes obligated after the date hereof or, with respect only to Permitted Securitizations, any payment pursuant to a Cleanup Call.

         8.13 Amendment of Senior Debt or Future Debt Documents. Except with the prior written approval of Agent and the Majority Banks, amend, modify or otherwise alter (or suffer to be amended, modified or altered) or waive (or permit to be waived) in any material respect, any documents or instruments evidencing or otherwise related to Senior Debt or Future Debt so as to shorten the original maturity date or amortization schedule thereof, or amend, modify or otherwise alter (or suffer to be amended, modified or altered) any documents or instruments evidencing or otherwise related to Senior Debt or Future Debt to include (or enter into any Future Debt Documents which include) any covenants or other provisions, other than a provision not more onerous to the Company than
Section 6.18 of the note purchase agreements governing the Senior Debt as in effect on the date hereof, that require, for the amendment of any term or provision of this Agreement, or the waiver of any term or provision hereof, the approval or consent of any other creditor of the Company.

         8.14 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to Subordinated Debt or waive (or permit to be waived) any such provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks. For purposes of those documents and instruments evidencing or otherwise related to the Subordinated Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in any default, remedial or other

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repayment terms, any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents or any change in the subordination provisions contained therein, shall (without reducing the scope of this Section 8.14) be deemed to be material.

         8.15 Limitation on Dividends. Declare, make or otherwise set apart, directly or indirectly, any funds or other property for, or incur any liability to make any dividend or other distribution, direct or indirect and whether payable in cash or property, on account of any capital stock or other equity interest of the Company or any of its Subsidiaries, except to the extent that any such dividend or distribution (i) is payable to the Company or any of its Subsidiaries or (ii) is payable solely in capital stock or other equity interests of the Company or any such Subsidiary (other than any Special Purpose Subsidiary), unless, at the time of such action (and giving effect thereto) such dividend or distribution is permitted under Section 2.5 of each of the amendments to the note agreements which constitute Senior Debt Documents executed concurrently with the execution of the Second Amendment to this Agreement (the "December 1997 Note Agreement Amendments"), as such note agreements are presently in effect (after giving effect to the December 1997 Note Agreement Amendments) without giving effect to any subsequent amendments, modifications or waivers thereof, except to the extent expressly provided in
Section 2.6 of the December 1997 Note Agreement Amendments.

         8.16 Securitization Transaction; Amendments to Securitization Documents. Engage in a Securitization Transaction, other than a Permitted Securitization and once executed and delivered pursuant to a Permitted Securitization, amend, modify or otherwise alter any of the material terms and conditions of any Securitization Documents or waive (or permit to be waived) any such provision thereof in any material respect, adverse to the Company or any Subsidiary, without the prior written approval of Agent and the Majority Banks. For purposes of such documents and instruments, "material" and "materially" shall be deemed to relate solely to recourse, Cleanup Calls or any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement. For purposes of the Securitization Documents, the "material terms and conditions" thereof shall be deemed solely those terms or conditions with respect to servicer fees, servicer expenses, defaults, events of default, recourse to the Company or any Subsidiary (other than a Special Purpose Subsidiary), Cleanup Calls or conditions contained therein which are required under or necessary for compliance with this Agreement.

                                       7